UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2026
EMPIRE STATE REALTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
EMPIRE STATE REALTY OP, L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36106	45-4685158
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West 33rd Street,	12th Floor
New York,	New York	10120
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 687-8700
n/a
(Former name or former address, if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Empire State Realty Trust, Inc.
Class A Common Stock, par value $0.01 per share	ESRT	The New York Stock Exchange

Empire State Realty OP, L.P.
Series ES Operating Partnership Units	ESBA	NYSE Arca, Inc.
Series 60 Operating Partnership Units	OGCP	NYSE Arca, Inc.
Series 250 Operating Partnership Units	FISK	NYSE Arca, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure
On June 2, 2026, Empire State Realty Trust, Inc., (the “Company”), posted on the investor relations page of its website at https://investors.esrtreit.com an investor presentation (the “Investor Presentation”), a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The Company expects to use the Investor Presentation, in whole or in part, in connection with meetings with investors, analysts and others at the Nareit REITweek 2026 Investor Conference.
The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, unless it is specifically incorporated by reference therein.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Investor Presentation, dated June 2, 2026.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).
Non-GAAP Supplemental Financial Measures
The Investor Presentation includes the following non-GAAP measures:
Net Operating Income and Property Cash NOI
Net Operating Income ("NOI") is a non-GAAP financial measure of performance. NOI is used by our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by: (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (iii) acquisition expenses, loss on early extinguishment of debt, impairment charges and loss from derivative financial instruments, or (iv) general and administrative expenses and other gains and losses that are specific to the property owner. The cost of funds is eliminated from NOI because it is specific to the particular financing capabilities and constraints of the owner and is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our office, retail or multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly-timed purchases or sales. We believe that eliminating these costs from net income is useful to investors because the resulting measure captures the actual revenue generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs. In some cases, the Company also presents (1) Property Cash NOI, which excludes Observatory NOI and the effects of straight-line rent, fair value lease revenue, and straight-line ground rent expense adjustment, and (2) Property Cash NOI excluding lease termination fees. Property Cash NOI is presented solely as a supplemental disclosure that management believes allows investors to compare NOI performance across periods without taking into account the effect of certain non-cash rental revenues and straight-line ground rent expense adjustment. Similar to depreciation and amortization expense, fair value lease revenues, because of historical cost accounting, may distort operating performance measures at the property level. Additionally, presenting NOI excluding the impact of straight-line rent and straight-line ground rent expense adjustment provides investors with an alternative view of operating performance at the property level that more closely reflects net cash generated in the portfolio. Presenting Property Cash NOI excluding lease termination fees provides investors with additional information that allows them to compare operating performance between periods without taking into account termination fees, which can distort the results for any given period because they generally represent multiple months or years of a tenant’s rental obligations that are paid in a lump sum in connection with a negotiated early termination of the tenant’s lease and are not reflective of the core ongoing operating performance of the Company’s portfolio. However, the usefulness of NOI, Property Cash NOI, and Property Cash NOI excluding lease termination fees is limited because it excludes general and administrative costs, interest expense, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI and Property Cash NOI may fail to capture significant trends in these components of net income which further limits its usefulness. NOI and Property Cash NOI are measurements of the operating performance of our properties but do not measure our performance as a whole. These metrics therefore are not substitutes for net income as computed in accordance with GAAP. These measures should be analyzed in conjunction with net income computed in accordance with GAAP. Other companies may use different methods for calculating NOI, Property Cash NOI or similarly titled measures and, accordingly, our measures may not be comparable to similarly titled measures reported by other companies that do not define the measure exactly as we do.

Same Store
In the Company’s analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were owned by the Company throughout each period presented. The Company refers to properties acquired prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented as “Same Store”. Same Store therefore excludes properties acquired after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store. The Company’s definition of Same Store also excludes properties held-for-sale or those which we otherwise expect to dispose of in the subsequent quarter and properties placed in receivership. For mixed-use properties, all same store property NOI is represented in the property category that comprises the majority of that mixed-use property's NOI. As of March 31, 2026, Same Store excludes 86-90 North Sixth Street, which was acquired in June 2025, 41-55 North Sixth Street, which was acquired in March 2026, 130 Mercer, SoHo, NY, which was acquired in December 2025 and Metro Center, Stamford, CT, which was disposed in December 2025. Prior period Same Store NOI has been adjusted to reflect properties added to or removed from Same Store in the current period as a result of the Company’s acquisition and disposition activity, as applicable.
EBITDA and Adjusted EBITDA
We compute EBITDA as net income plus interest expense, interest expense associated with property in receivership, income taxes and depreciation and amortization. We present EBITDA because we believe that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of its ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of its financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of its liquidity. For Adjusted EBITDA, we add back impairment charges and (gain) loss on disposition of property.
Net Debt to Adjusted EBITDA
We compute Net Debt to Adjusted EBITDA as gross debt less cash and cash equivalents divided by the trailing twelve months Adjusted EBITDA, excluding the trailing twelve months Adjusted EBITDA attributable to properties disposed of in the trailing twelve months, and including an implied annualized Adjusted EBITDA for properties acquired in the trailing twelve months that were financed, in whole or in part, with indebtedness, derived from its purchase price and Asset Value calculated in accordance with our credit facility agreement. The Company believes that the presentation of Net Debt to Adjusted EBITDA provides useful information to investors because the Company reviews Net Debt to Adjusted EBITDA as part of the management of its overall financial flexibility, capital structure and leverage based on its percentage ownership interest in all of its assets.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2026	EMPIRE STATE REALTY TRUST, INC. (Registrant) By: /s/ Stephen V. Horn Name: Stephen V. Horn Title: Executive Vice President, Chief Financial Officer

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2026	EMPIRE STATE REALTY OP, L.P. (Registrant) By: Empire State Realty Trust, Inc., as general partner By: /s/ Stephen V. Horn Name: Stephen V. Horn Title: Executive Vice President, Chief Financial Officer